EXHIBIT 11
                                                                      ----------



              APPLIED SCIENCE AND TECHNOLOGY, INC. AND SUBSIDIARIES

                 Statement Re: Computation of Per Share Earnings


                                                               Years ended
                                                 --------------------------------------

                                                   June 28,      June 29,      July 1,
                                                     1997         1996          1995
                                                     ----         ----          ----

Net earnings (loss)                               $  937,759   (7,296,775)    1,127,748
                                                  ==========   ==========    ==========

Primary earnings (loss) per share:
    Weighted average common shares outstanding     4,457,501    4,204,764     3,889,000
    Dilutive stock options and warrants               60,792         --          17,800
                                                  ----------   ----------    ----------

                                                   4,518,293    4,204,764     3,906,800
                                                  ==========   ==========    ==========

    Net earnings (loss) per share                 $     0.21        (1.74)          .29
                                                  ==========   ==========    ==========

Fully diluted earnings per share:
    Weighted average common  shares outstanding    4,457,502    4,204,764     3,889,000
    Dilutive stock options and warrants              371,612         --         103,100
                                                  ----------   ----------    ----------

                                                   4,829,114    4,204,764     3,992,100
                                                  ==========   ==========    ==========

    Net earnings (loss) per share                 $     0.19        (1.74)          .28
                                                  ==========   ==========    ==========
